Exhibit 99.2

URBAN OUTFITTERS

2004 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) dated as of the                      day of         ,                          (the “Grant Date”) between Urban Outfitters, Inc. (the “Company”), a Pennsylvania corporation, and                         ,(the “Optionee”), an employee of the Company or a Related Corporation, as defined in the Urban Outfitters 2004 Stock Incentive Plan (the “Plan”).

WITNESSETH

WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of the Company’s common stock (“Common Stock”) as hereinafter provided, in accordance with provisions of the Plan, a copy of which has been provided to the Optionee. Except as otherwise provided herein, terms as used herein shall have the same meaning as in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

1. Grant of Option. The Company hereby confirms the grant to the Optionee of the right and option (“Option”) to purchase all or any part of an aggregate of                      shares of Common Stock. The Option is in all respects limited and conditioned, as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference and are made a part hereof.

2. Purchase Price. The purchase price of each share (“Option Price”) of Common Stock covered by the Option shall be $                     per share.

3. Term. Unless earlier terminated pursuant to any provision hereof or of the Plan, this Option shall expire on                     .

4. Exercise of Option. Subject to Section 14 of the Plan and to Paragraphs 3, and 8 through 10 of this Agreement, this Option shall become exercisable in one(1) installment, and the Optionee shall have the right to purchase from the Company, on or after the following dates, the following number of shares of Common Stock:

Date Installment Becomes Exercisable	Number of Option Shares

The right of the Optionee to purchase the shares which are the subject of any installment of the Option which has become exercisable may be exercised in whole or in part at any time or times prior to the expiration or other termination of the Option. The foregoing provisions of this Paragraph 4 notwithstanding, the exercisability of the Option is subject to the terms and conditions of the Plan.

5. Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised upon written notice to the Company, at its principal office, which is located at 1809 Walnut Street, Philadelphia, Pennsylvania 19103. Such notice shall state the election to exercise the Option and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, if the Company so requests, be accompanied by the investment certificate referred to in Paragraph 6 hereof; and shall be accompanied by payment of the full Option Price of such shares. Only full shares will be issued. Any fractional share will be forfeited.

The Option Price shall be paid to the Company:

(a) In cash, or in its equivalent: certified check, bank draft, or postal or express money order;

(b) In Common Stock previously acquired by the Optionee, provided that if such shares of Common Stock were acquired through exercise of a stock option, such shares have been held by the Optionee for a period of more than six (6) months on the date of exercise;

(c) By delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(d) In any combination of (a), (b) and (c) above.

In the event such Option Price is paid, in whole or in part, with shares of Common Stock, the portion of the Option Price so paid shall be equal to the fair market value (as defined in the Plan) of the Common Stock surrendered in payment of such Option Price on the date of exercise of the Option.

Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and the

Optionee’s spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the legal disability or death of the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable by the Company.

6. Restriction On Transfer Of Stock. As a condition of exercising this Option, Optionee agrees that any share of Common Stock acquired upon exercise of this Option shall not be sold, assigned, transferred or otherwise encumbered or disposed of during the Restriction Period. For purposes of this Paragraph, the Restriction Period shall begin on the Grant Date and shall end on (a) the third anniversary of the Grant Date with respect to one-third of the shares covered by this Option, (b) the fourth anniversary of the Grant Date with respect to an additional one-third of the shares covered by this Option, and (c) the fifth anniversary of the Grant Date with respect to an additional one-third of the shares covered by this Option. Notwithstanding the foregoing, prior to the end of the Restriction Period (i) the Optionee may sell a number of shares of Common Stock having a Fair Market Value sufficient to satisfy the statutory minimum of all or part of the Optionee’s aggregate federal, state and local tax obligations associated with the exercise of this Option, and (ii) shares of Common Stock acquired upon exercise of this Option may be transferred pursuant to will or the laws of descent and distribution. The Company shall not be required (i) to transfer on its books any shares that have been sold or otherwise transferred in violation of this Paragraph, or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to, any transferee to whom shares have been sold or otherwise transferred in violation of this Paragraph. The Company shall direct its share transfer agent to place a legend on the certificates representing the Common Stock subject to such transfer restriction, or otherwise note on its records as to the restrictions on transfer set forth in this Paragraph.

7. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Optionee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933, as amended, and the Company has not thereafter notified the Optionee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 or of any rules or regulations promulgated thereunder. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

8. Non-Transferability of Option. This Option is not assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Optionee, this Option shall be exercisable only by Optionee or by his or her guardian or legal representative.

9. Termination of Service for a Reason Other Than Death or Disability. If the Optionee’s Termination of Service (as defined in the Plan) occurs for any reason other than death or disability prior to the expiration date of this Option as set forth in Paragraph 3, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) 30 days following the date of such Termination of Service or (ii) the expiration date set forth in Paragraph 3.

10. Disability. If the Optionee becomes disabled, as defined in the Plan, prior to the expiration date of this Option as set forth in Paragraph 3, and the Optionee’s Termination of Service occurs as a consequence of such disability, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, by the Optionee (or in the event of the Optionee’s legal disability, by the Optionee’s legal representative) at any time prior to the earlier of (i) six months following the date of such Termination of Service or (ii) the expiration date set forth in Paragraph 3.

11. Death. If the Optionee’s Termination of Service occurs as a result of death, or if the Optionee’s Termination of Service occurs for any reason (as described in Paragraph 9 or 10 above) and the Optionee dies following his or her Termination of Service but prior to the earlier of the expiration date of this Option as set forth in Paragraph 3 above, or the expiration of the period determined under Paragraph 9 or 10 above, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, at any time prior to the earlier of (i) six months following the date of such death or (ii) the expiration date set forth in Paragraph 3.

12. Change in Control. This Option shall become fully exercisable on a Change in Control (as defined in the Plan), if the Optionee’s Termination of Service has not occurred prior to the Change in Control.

13. Governing Law. This Agreement shall be governed by Pennsylvania law (without reference to the principles of conflicts of laws), to the extent not governed by Federal law.

14. Withholding of Taxes. The obligation of the Company to deliver shares of Common Stock upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Option is subject to the withholding requirements of applicable tax laws, the Optionee, subject to the provisions of the Plan and such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Committee, may satisfy the withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date the amount attributable to the exercise of the Option is includable in income by the Optionee under section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Determination Date”). Such election must be made in compliance with and subject to the Withholding Rules. The number of shares withheld for purposes of taxes shall be limited, to the extent necessary, to avoid adverse accounting consequences.

IN WITNESS WHEREOF, the Company has caused this Non-Qualified Stock Option Agreement to be duly executed by a duly authorized officer, and the Optionee has hereunto set his or her hand.

OPTIONEE	URBAN OUTFITTERS, INC.

By:

Date	Date